Exhibit 5.1

Suite 2200 1201 Third Avenue Seattle, WA 98101-3045 206.622.3150 tel 206.757.7700 fax

April 29, 2014

HomeStreet, Inc.

601 Union Street, Suite 2000

Seattle, WA 98201

Re:	HomeStreet, Inc. - Registration Statement on Form S-3 with respect to an indeterminate amount of securities

Ladies and Gentlemen:

We have acted as counsel to HomeStreet, Inc., a Washington corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $125,000,000 of the Company’s securities, consisting of an indeterminate amount of: (i) senior and subordinated debt securities of the Company (the “Debt Securities”) issued pursuant to one or more indentures (each, an “Indenture”), between the Company and one or more financial institutions designated as trustee, (ii) shares of the Company’s preferred stock, no par value (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities, issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be selected by the Company prior to the issuance of the applicable Warrants, (iv) shares of the Company’s common stock, no par value (the “Common Stock”), (v) rights (the “Rights”) to purchase Common Stock, Preferred Stock and/or Debt Securities, and (vi) units (the “Units”) comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Rights. The Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Units are hereinafter referred to as the “Securities.” The Registration Statement will be supplemented from time to time by one or more prospectus supplements.

I.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

(a)	The Registration Statement;

(b)	The Second Amended and Restated Articles of Incorporation (including all amendments thereto) of the Company filed with the Washington Secretary of State, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

HomeStreet, Inc.

April 29, 2014

(c)	A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated April 28, 2014;

(d)	The Second Amended and Restated Bylaws of the Company as amended through June 23, 2011, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(e)	Resolutions of the Company’s board of directors certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company, the preparation and filing of a Registration Statement on Form S-3 and related matters; and

(f)	A certificate of an officer of the Company dated April 29, 2014, relating to certain factual matters.

We have also assumed (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities; (v) at the time of any offering of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (vi) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (vii) that either Washington or New York law will be chosen to govern the Indentures, the Warrant Agreements, and any agreements providing for or governing the Rights or the Units and that such choice is a valid and legal provision; (viii) the Indentures, Warrant Agreements or other agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; and (ix) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement or Indenture.

II.

This opinion is limited to the federal laws of the United States of America, the laws of the State of Washington and the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. Moreover, to the extent that the opinions rendered herein are affected by the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Washington and the laws of the State of New York, we have assumed, with your permission, that the laws of such jurisdictions are identical to the laws of the State of Washington.

HomeStreet, Inc.

April 29, 2014

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:

(a)	with respect to any Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the applicable Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by each party thereto, (ii) the trustee named in the applicable Indenture is qualified to act as trustee under such Indenture, (iii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Offered Debt Securities have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon exercise of any Warrants), when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in a proceeding in equity or at law;

(b)	with respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock and/or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement, has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, the Offered Warrants, when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in a proceeding in equity or at law;

(c)	the Preferred Stock, when sold and after receipt of payment therefor, and the Common Stock, when sold and after receipt of payment therefor or when issued upon conversion of any of the Debt Securities or upon the exercise of any Warrants, will be validly issued, fully paid and non-assessable; and

(d)	with respect to any Rights and any Units offered under the Registration Statement, when the applicable agreement providing for such Rights or Units, as applicable, has been duly authorized, executed and delivered by each party thereto, such Rights or Units, when sold and after the receipt of payment therefor, will constitute valid and binding obligations of the Company.

HomeStreet, Inc.

April 29, 2014

IV.

We further advise you that:

A.	As noted, the enforceability of the Debt Securities and the Warrants is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

B.	If any Indenture or Warrant Agreement is governed by New York law, the enforceability of the applicable Debt Securities and/or Warrants will be subject to the effects of (i) Section 1-102 of the New York Uniform Commercial Code (the “New York UCC”), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the New York UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the New York UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

C.	The effectiveness of indemnities, rights of contribution, exculpatory provisions, choice of venue provisions, waivers of jury trial and waivers of the benefits of statutory provisions may be limited on public policy grounds.

D.	Provisions of the Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

V.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus or any supplement thereto constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP